UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015

SS&C Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34675	71-0987913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 Lamberton Road

Windsor, CT 06095

(Address and zip code of principal executive offices)

(860) 298-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 17, 2015, SS&C Technologies Holdings, Inc. (“SS&C” or the “Company”) announced the commencement of an underwritten public offering for the sale of up to $400 million of shares of its common stock. A copy of the press release announcing the offering is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, SS&C’s ability to complete the offering, the Company’s anticipated use of proceeds from the offering, and our ability to consummate the acquisition of Advent Software, Inc. Management cautions that any or all of SS&C’s forward-looking statements may turn out to be wrong. Please read the risk factors set forth in SS&C’s annual and quarterly reports filed under the Securities Exchange Act of 1934, including its 2014 Form 10-K and first quarter 2015 Form 10-Q for additional information about the risks, uncertainties and other factors affecting these forward-looking statements and SS&C generally. The Company’s actual future results may vary materially from those expressed or implied in any forward-looking statements. All of the Company’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, SS&C disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by SS&C Technologies Holdings, Inc. dated June 17, 2015

Exhibit Number	Description

99.1	Press Release issued by SS&C Technologies Holdings, Inc. dated June 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, SS&C Technologies Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2015

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Patrick J. Pedonti
Name:	Patrick J. Pedonti
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by SS&C Technologies Holdings, Inc. dated June 17, 2015